UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

SIRONA DENTAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York		11101
(Address of principal executive offices)		(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2010, Sirona Dental Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Sirona Holdings Luxco S.C.A. (“Luxco”) and Barclays Capital Inc. in connection with the offering of 7,000,000 shares of the Company’s common stock (the “Offering”), sold by Luxco at a price per share of $35.00. Pursuant to the Underwriting Agreement, the underwriters also have a 30-day option to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments, if any. The Company will not receive any proceeds from the offering.

The offering will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from: Barclays Capital Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717; Barclaysprospectus@broadridge.com (phone: 888-603-5847). A copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the U.S. Securities and Exchange Commission’s website, at www.sec.gov.

The shelf registration statement relating to the foregoing has previously been filed with, and declared effective by the U.S. Securities and Exchange Commission. This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the shares of Sirona’s common stock or any other securities, nor will there be any sale of the shares of Sirona’s common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 17, 2010, among Sirona Dental Systems, Inc., Sirona Holdings Luxco S.C.A. and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.

/s/ Jonathan Friedman
Date: February 18, 2010	Name:	Jonathan Friedman
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 17, 2010, among Sirona Dental Systems, Inc., Sirona Holdings Luxco S.C.A. and Barclays Capital Inc.